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                                                                    EXHIBIT 10.1

                          LOSS ON EQUITY LOAN AGREEMENT
                                       FOR
                                 C. SCOTT GREER


As an exception to the Flowserve Executive Relocation Policy, I, C. Scott Greer am being offered an interest-free loan from Flowserve Corporation (the Company) in payment for the loss on equity that I experienced in the sale of my home at 160 Chesterfield; Bloomfield, MI 48304. Prior to receiving the loan, which will be made effective November 1, 1999, in the amount of $325,738.76, I agree to and understand the following repayment schedule:

For each full year I maintain my employment with the Company, 20% of the loan will be forgiven by the Company. Repayment of the note will be per the following schedule:

If I maintain my employment for a period of five years from the date the loan is made to me, the entire amount will be forgiven. If my employment terminates for any reason after this date, I will have no repayment obligation to the Company.

If I maintain my employment for a period of more than four years but less than five years from the date the loan is made, 80% of the entire loan will be forgiven. If I voluntarily elect to terminate my employment, or I am terminated for just cause, after four years but less than five years from the date the loan is provided to me, I will be obligated to repay the Company 20%, or $65.147.75, of the loan. My repayment obligation will be pro-rated for each full month of the year that I work. Any repayment obligation will be forgiven if my employment is terminated due to a reduction-in-force or change-in-control.

If I maintain my employment for a period of more than three years but less than four years from the date the loan is made, 60% of the entire loan will be forgiven. If I voluntarily elect to terminate my employment, or I am terminated for just cause, after three years but less than four years from the date the loan is provided to me, I will be obligated to repay the Company 40%, or $130.295.50, of the loan. My repayment obligation will be pro-rated for each full month of the year that I work. Any repayment obligation will be forgiven if my employment is terminated due to a reduction-in-force or change-in-control.

If I maintain my employment for a period of more than two years but less than three years from the date the loan is made, 40% of the entire loan will be forgiven. If I voluntarily elect to terminate my employment, or I am terminated for just cause, after two years but less than three years from the date the loan is provided to me, I will be obligated to repay the Company 60%, or $195,443.25, of the loan. My repayment obligation will be pro-rated for each full month of the year that I work. Any repayment obligation will be forgiven if my employment is terminated due to a reduction-in-force or change-in-control.


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If I maintain my employment for a period of more than one year but less than two years after the loan is made, 20% of the entire loan will be forgiven. If I voluntarily elect to terminate my employment, or I am terminated for just cause, after one year but less than two years from the date the loan is provided to me, I will be obligated to repay the Company 80%, or $260,591.00, of the loan. My repayment obligation will be pro-rated for each full month of the year that I work. Any repayment obligation will be forgiven if my employment is terminated due to a reduction-in-force or change-in-control.

If I voluntarily elect to terminate my employment, or I am terminated for just cause, within one year from the date the loan is provided to me, I will be obligated to repay the Company 100%, or $325,738.76, of the loan. Any repayment obligation will be forgiven if my employment is terminated due to a reduction-in-force or change-in-control.

Any portion of the loan that is forgiven will be considered taxable income to me. The amount of the loan that is forgiven will be added to that year's annual earnings and I will be responsible for any and all taxes associated with this forgiven portion of the loan.

Any repayment that I am obligated to provide the Company will be made within 30 days of my last day of employment. Flowserve may garnish my wages and withhold any expense reports due to me prior to my repayment of this loan in full.

This repayment agreement covers only the requirement that I repay this loan provided to me by Flowserve should I voluntarily terminate my employment or if I am terminated for just cause and does not constitute an employment contract or a guarantee of employment. For purposes of clarification, termination for just cause is defined as termination for violation of my fiduciary duty to the Company.



Signed by: /s/ C. Scott Greer                 /s/ Cheryl D. McNeal
          -----------------------            --------------------------
           C. Scott Greer                     Flowserve Corporation




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